Exhibit 99.2

 2019 Second QuarterEarnings Presentation  July 2019

 This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to Howard Bancorp Inc.’s (“Howard”) predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Such forward-looking statements are based on various assumptions (some of which may be beyond Howard control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the markets in which Howard operates and in which its loans are concentrated, including the effects of declines in housing markets, an increase in unemployment levels and slowdowns in economic growth; Howard’s level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs; changes in market interest rates which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral; the credit risk associated with the substantial amount of commercial real estate (“CRE”), construction and land development, and commercial and industrial loans (“C&I”) in its loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of Howard’s operations including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and potential expenses associated with complying with such regulations; possible additional loan losses and impairment of the collectability of loans; Howard’s ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including its ability to generate liquidity internally or raise capital on favorable terms; any impairment of Howard's goodwill or other intangible assets; system failure or cybersecurity breaches of Howard's network security; Howard's ability to recruit and retain key employees; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks; the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; and the costs associated with resolving any problem loans, litigation and other risks and uncertainties, including those discussed in the Howard’s Form 10-K for the year ended December 31, 2018 and other documents filed by Howard with the Securities and Exchange Commission from time to time. Forward-looking statements are as of the date they are made, and Howard does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of Howard.  2  Forward Looking Statements

 3  Non-GAAP Information  This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). Howard’s management uses non-GAAP financial measures, management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of Howard and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Howard's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Howard. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see the final pages of this presentation. The following are the non-GAAP measures used in this presentation:Core EPS, Core net income, core noninterest expense, core return on average common equity, and core return on average assets are non-GAAP measures that exclude the impact of the infrequent expenses from the 2nd quarter 2019.Core net interest margin (“NIM”) excludes the impact of purchase accounting adjustment toward net interest income. Tangible book value per common share is a non-GAAP measure that adjusts the book value per common share by eliminating the intangible assets included in book value.Reported return on tangible assets shows the return on average assets net of intangible assets.Reported return on average assets, net of core deposit intangible (“CDI”) expense removes the impact of the CDI amortization from net income.Reported return on average earning assets, net of CDI expense removes both the impact of the CDI amortization from net income as well as the average non-earning assets from average assets.Core return on tangible assets shows the return on average assets net of intangible assets.Core return on average assets, net of core deposit intangible (“CDI”) expense removes the impact of the CDI amortization from net income.Core return on average earning assets, net of CDI expense removes both the impact of the CDI amortization from net income as well as the average non-earning assets from average assets.

Forward Momentum

- Significant progress towards higher growth and higher return franchise
- Commercial loan growth resumes with $50.5 million during the 2nd quarter 2019
- Expense focus reaping rewards in improving profitability
- Asset quality migrating to a more normalized / post turnaround level
- Strong capital position allowing for the announcement of a share buyback program
- Uniquely poised to take advantage of waves of consolidation disruption in the market

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 Second Quarter Highlights  Net income for the 2nd quarter was $2.1 million, representing earnings per share (“EPS”) of $0.11, down from $4.3 million, or $0.22 EPS, in the in the 1st quarter 2019. Excluding infrequent expenses, the 2nd quarter core net income(1) was $4.7 million, representing core EPS(1) of $0.25.Our total noninterest expenses of $19.5 million were up $4.6 million from $14.9 million in the 1st quarter 2019. Excluding infrequent expenses of $4.3 million, core noninterest expense(1) was $15.2 million.Of the $4.3 million in infrequent expenses, $3.6 million were related to the branch optimization changes that were announced during the 2nd quarter, expected to lead to $2 million in annual savings in 2020. Pro-forma branch network with average $100 million per office.Total loan growth during the quarter was $53.8 million, with $50.5 million in commercial loans. Total loan originations remained strong and totaled $119 million in the 2nd quarter. NIM for the 2nd quarter remained relatively stable at 3.53%, reflecting the increased cost of funding from the 1st quarter 2019 and that the fact that some of the strong loan growth occurred later in the 2nd quarter. Excluding fair market value adjustments, core NIM(1) was 3.44%. Book value per share increased to $15.92 at the end of the 2nd quarter from $15.77 at the end of the 1st quarter 2019. Tangible Book Value (1) increased to $11.94 per share at the end of the 2nd quarter from $11.75 per share at the end of the 1st quarter 2019.   5  (1) Core net income, core EPS, core noninterest expense, core NIM, and tangible book value per common share are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measure, see the final pages of this presentation.

 Q2 Infrequent Expenses  Of the total infrequent expenses of $4.3, $3.6 million was related to our branch optimization changes as we continue with our infrastructure redesign. These expenses are anticipated to create approximately $2.0 million in annual pre-tax savings in 2020 as we anticipate the changes to happen during the 4th quarter 2019.  6  (1) Future annual savings and pre-tax EPS are estimates of the impact in 2020 and beyond.

 Consistently Improving Profitability Ratios  7  Profitability Ratios  Reported return on tangible assets, return on average assets, net of CDI expense, and the return on average earning assets, net of CDI expense are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measure, see the final pages of this presentation.Core return on average common equity, core return on average assets, core return on tangible assets, core return on average assets, net of CDI expense, and core return on average earning assets, net of CDI expense are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measure, see the final pages of this presentation.  CDI Expense for the 2nd quarter 2019 was $768 thousand down from $783 thousand for 1st quarter 2019.

 Loan Growth Trends  8  Total loans grew by $53.8 million, or 3.3%, to $1.7 billion at June 30, 2019.The majority of this loan growth was driven by commercial loan growth of $50.5 million. Commercial loan originations continue to be strong with over $89.6 million in the 2nd quarter, and $132.1 million YTD.Organic loan growth has been focused on, and will continue to be based on building long term, profitable client relationships – not on transactions.Long term loan organic CAGR for Howard since 2013 is 21.2%.

 Strong Capital Ratios  9  Last Five Quarter Capital Ratios  Total risk based capital ratio decreased slightly to 12.55% in the 2nd quarter from 12.62% in the 1st quarter. The slight reduction was due to the increase in risk based assets during the 2nd quarter. Tier 1 leverage increased from 9.04% to 9.06% during the 2nd quarter.Given the strong capital ratios we announced a share buyback program during the 2nd quarter.

 Stable Net Interest Margin  NIM was 3.53% for the 2nd quarter, down slightly from the 3.64% reported in 1st quarter. The primary driver of the reduced NIM was the impact of the increased funding costs due to the large outflow of low cost funds from one large deposit relationship that still remains with the Bank.We took the opportunity during the 2nd quarter to prepay some longer duration FHLB borrowings expected to boost NIM 3 basis points for future quarters.The gap between reported NIM and core NIM(1), excluding fair market value accretion continues to remain stable. Net interest income for the first six months of 2019 was $34.8 million, a $4.8 million, or 15.98%, increase over the $30.0 million during the first six months of 2018.  10  NIM Trends  Accretion Level of Interest Income (in thousands)  (1) Core NIM is a non-GAAP financial measure. For a reconciliation of this non-GAAP financial measure to its comparable GAAP measure, see the final pages of this presentation.

 Asset Quality Focus  11    (1) NPAs include nonaccruals, OREO and restructured loans.(2) Net charge offs (“NCOs”) / Average Loans data annualized as of or for the three months ended in each respective quarter.  NPAs / Total Assets (%) (1)  NCOs / Average Loans (%) (2)  Reserves / NPLs (%)  Reserves / Loans (%)  Non-performing assets (“NPAs”) continue to trend in the right direction with a decrease to 1.05% of total assets at June 30, 2019. This is down from 1.13% of total assets at March 31, 2019 and 1.50% at June 30, 2018.The provision expense for the 2nd quarter was $1.1 million and was driven by the strong loan portfolio growth during the 2nd quarter, a few smaller charge-offs, as well as a general allowance increase related to our view of the current state of the economy.

Summary Remarks

- **Loan origination engine continues to regain momentum**
  - $53.8 million in loan growth during the 2nd quarter with $50.5 million in commercial loan growth.
  - $119 million in loan originations during the second quarter of 2019.
  - We are still anticipating mid to high single digit loan growth for 2019 with a strong origination pipeline in place as we enter the second half of the year.
- **Continued optimization of franchise**
  - Commitment to a relevant delivery network that acknowledges changes in customer behaviors resulting in the closing of three additional branch locations and the consolidation of two other existing branch locations into a new smaller branch location to occur during the 4th quarter of 2019.
  - This change to our branch footprint resulted in a $3.6 million charge this quarter, but is expected to lead to annual pre-tax savings of $2 million, or $0.10 per share in 2020.
  - With these adjustments to our branch footprint, we will have 15 branches with an average deposit base of over $100 million per branch in the strong Baltimore MSA deposit market.
- **Differentiated positioning as largest locally headquartered bank in SME dominated market**
  - Continued focus on our points of differentiation as well as looking at additional opportunities to improve return metrics.

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APPENDIX  13

 Loan Mix  14  June 30, 2019  Our loan portfolio includes 68% of commercial loans consistent with successful differentiated positioning as the largest locally headquartered bank in the Greater Baltimore market.Originations for the 2nd quarter totaled $119 million.The majority of the mortgage portfolio is related to acquisitions.NPAs to total assets decreased to 1.05% at June 30, 2019 compared to 1.13% at March 31, 2019 and 1.50% at June 30, 2018.

 Strong Funding Mix  15  Cost of interest bearing deposits was 1.27% for the 2nd quarter.Overall cost of deposits was 0.95% for the 2nd quarter. Transaction accounts represent 35.3% of total deposits in 2nd quarter.Although there was a reduction in total transaction deposits during the 2nd quarter of $41 million, all of this reduction was due to a large deposit concentration of one client that was reduced by $61.6 million. This client’s concentration was reduced from over 5% of total deposits to less than 1.5% of total deposits which helped to reduce total concentration in the deposit portfolio.  Historical Deposit Composition (in millions)  Attractive Funding Mix

 Non-Interest Expense  16  2nd quarter total noninterest expenses of $19.5 million are up from $14.9 million in the 1st quarter 2019. $4.3 million of the increase is due to infrequent charges related to the branch optimization process we are undertaking as well as the FHLB debt restructuring. Net of those costs, core noninterest expenses were $15.2 million.Included in noninterest expenses is CDI expense which accounted for $768 thousand, or $0.04 pre-tax per share.We have undertaken a branch optimization process which was executed on during the 2nd quarter 2019. It is expected that the operating expenses related to these branches will run through October 2019 which is expected to lead to annual pre-tax savings of $2 million in 2020.   Non-Interest Expense (in millions)  $19.5 million

 Quarterly Financial Performance  17  (1) Tangible book value per common share is a non-GAAP financial measure. For reconciliation of this non-GAAP financial measure to its comparable GAAP measure, see the final pages of this presentation.

 Quarterly Financial Performance  18  Net interest margin is net interest income divided by average earning assets.Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income.

 Reconciliation of Non-GAAP measures   19  The Company recognizes interest income and interest expense from the amortization and/or accretion of purchase accounting fair value measures incurred in connection with the acquisition of First Mariner Bank that are based upon customer activities and can create volatility in the reported NIM when measuring comparable periods. Following is a reconciliation of the core NIM results excluding the impact of net interest income recognized from purchase accounting adjustments and the GAAP basis information presented in this release:

 Reconciliation of Non-GAAP measures (Reported)  20

 Reconciliation of Non-GAAP measures (Core)  21

 Reconciliation of Non-GAAP measures  22

 Reconciliation of Non-GAAP measures  23

 Reconciliation of Non-GAAP measures  24